UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2013

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
On September 26, 2013, Alliant Techsystems Inc. (“ATK”) entered into an amendment (the “Amendment”) to its Second Amended and Restated Credit Agreement, dated as of October 7, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ATK, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto. ATK entered into this Amendment in connection with its acquisition of Bushnell Group Holdings, Inc., the terms of which were previously disclosed in a Form 8-K dated September 4, 2013.
Pursuant to the Amendment, among other things, (a) the maximum capacity under ATK's incremental term loan credit facility was increased to the greater of $900,000,000 and such amount that would not cause ATK's Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) to exceed 2.50:1.00 and (b) the financial covenant governing ATK's maximum Consolidated Senior Secured Leverage Ratio was increased to 3.00:1.00.
The above description is only a summary of certain provisions of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1
First Amendment to the Second Amended and Restated Credit Agreement, dated as of September 26, 2013, by and among Alliant Techsystems Inc., each Lender party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Neal S. Cohen
	Name:	Neal S. Cohen
	Title:	Executive Vice President and Chief Financial Officer

Date: October 1, 2013

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